Tiffany & Co.
Subsidiaries
(Note: Omitted from this list
are certain subsidiaries that
do not constitute Significant Subsidiaries
(see Rule 1-02(W) of Reg. S-X))

- TIFFANY & CO. — Delaware
  - TIFFANY AND COMPANY — New York
    - TIFFANY ATLANTIC CITY, INC. — New Jersey
    - TIFFANY (NJ) LLC — Delaware
    - TCORD HOLDING COMPANY LLC — Delaware
    - TIFFANY DISTRIBUTION COMPANY LLC — Delaware
    - TIFFANY AND COMPANY U.S. SALES, LLC — Delaware
    - LAURELTON SOURCING, LLC — Delaware
    - LAURELTON JEWELRY, S.R.L. — Dominican Republic — Tiffany (NY) 99.90%, TCORD (DE) 0.10%
  - TIFFANY & CO. LUXEMBOURG S.A.R.L. — Luxembourg — Tiffany (NY) 60.046311%, Tiffany Int'l (DE) 39.953689%
    - SEE NEXT PAGE
  - TIFFANY & CO. INTERNATIONAL — Delaware
    - TIFFANY & CO. JAPAN INC. — Delaware
    - TIFFANY & CO. TAIWAN HOLDING LLC — Delaware
    - TIFFANY THAILAND HOLDINGS I LLC — Delaware
    - TIFFANY THAILAND HOLDINGS II LLC — Delaware
    - TIFFANY-BRASIL LTDA. — Brazil — Tiffany Int'l (DE) 99.83%, Tiffany (NY) 0.17%
    - LAURELTON GEMS (THAILAND) LTD. (1) — Thailand
    - TIFFANY & CO. JEWELERS (THAILAND) COMPANY LIMITED (2) — Thailand
    - TIF SWISS HOLDINGS GMBH — Switzerland-Canton Ticino
      - TIF WATCH HOLDINGS SAGL — Switzerland-Canton Ticino
        - TIFFANY SWITZERLAND WATCH COMPANY SAGL — Switzerland-Canton Ticino
        - TIFFANY & CO. SWISS WATCHES SAGL — Switzerland-Canton Ticino
  - LAURELTON DIAMONDS, INC. — Delaware
    - LAURELTON DIAMONDS HOLDINGS LLC — Delaware
      - LAURELTON DIAMONDS BELGIUM BVBA (5) — Belgium
    - DPFH CO. LTD. — British Virgin Islands
      - TIFFCO INVESTMENT VEHICLE, INC. — British Virgin Islands
        - NHC, LLC — Delaware — TIFFCO 51%, LAURELTON (DE) 49%
          - LAURELTON DIAMONDS SOUTH AFRICA (PROPRIETARY) LIMITED — South Africa
        - BWHC, LLC — Delaware — TIFFCO 75%, LAURELTON (DE) 25%
          - LAURELTON DIAMONDS (BOTSWANA) (PROPRIETARY) LIMITED — Botswana — BWHC 80%
        - LAURELTON-REIGN DIAMONDS (PTY) LTD. — Namibia
      - LAURELTON DIAMONDS VIETNAM LLC — Vietnam
      - LAURELTON DIAMONDS (MAURITIUS) LIMITED — Mauritius
      - LAURELTON DIAMONDS (CAMBODIA) CO., LTD. — Cambodia
  - EAST POND HOLDINGS, INC. — Delaware
  - LCT INSURANCE COMPANY — New York
  - T. RISK HOLDINGS INC. — New Jersey
    - TRM INVESTMENTS L.L.C. — New Jersey — LCT 99% - T. RISK 1%

Company	Share Ownership
(1) Laurelton Gems (Thailand) Ltd.	2,322,604 Shares: Tiffany & Co. International 23,698 Shares: Tiffany Thailand Holdings I LLC 23,698 Shares: Tiffany Thailand Holdings II LLC
(2) Tiffany & Co. Jewelers (Thailand) Company Limited	987,002 Shares: Tiffany & Co. International 6,499 Shares: Tiffany Thailand Holdings I LLC 6,499 Shares: Tiffany Thailand Holdings II LLC
(3) Tiffany & Co. Belgium SPRL	40,099 Shares: Tiffany & Co. (UK) Holdings Limited 1 Share: Tiffany & Co. International
(4) Tiffany & Co. (GB) Limited	15,893,999 Shares: Tiffany & Co. (UK) Holdings 1 Share: Tiffany & Co. Holding II LLC
(5) Laurelton Diamonds Belgium BVBA	96,526,581 Shares: Laurelton Diamonds Inc. 1 Share: Laurelton Diamonds Holdings LLC

Tiffany & Co.
Subsidiaries
(Note: Omitted from this list are certain subsidiaries that do not constitute Significant Subsidiaries
(see Rule 1-02(W) of Reg. S-X))


TIFFANY & CO.
Delaware
TIFFANY AND COMPANY
New York
TIFFANY & CO. INTERNATIONAL
Delaware
TCO (NL) LOGISTICS B.V.
Amsterdam
TIFFANY & CO. LUXEMBOURG S.A.R.L.
Luxembourg
Tiffany (NY) 60.046311%
Tiffany Int'l (DE) 39.953689%
TCO RELIANCE INDIA PRIVATE LIMITED
India
TCO (NL) Logistics B.V. 51%
TCO KSA HOLDINGS B.V.
Amsterdam
TIFFANY & CO. HOLDING I LLC
Delaware
TIFFANY & CO. (CANADA) LP
Canada
GP – Holding I LLC 0.1998001%
LP – Luxembourg 99.8001999%
TIFFANY & CO. CANADA
Canada
TIFFANY & CO. MEXICO, S.A. de C.V.
Mexico
TIFFANY & CO. HONG KONG HOLDING LLC
Delaware
TIFFANY & CO. ASIA PACIFIC LIMITED
Hong Kong
TIFFANY & CO. OF NEW YORK LIMITED
Hong Kong
TIFFANY & CO. (SHANGHAI) COMMERCIAL COMPANY LIMITED
China
TIFFANY & CO. ASIA HOLDINGS LLC
Delaware
TCO MACAU LIMITED
Macau
TIFFANY & CO. PTE. LTD.
Singapore
UPTOWN ALLIANCE (M) Sdn. Bhd.
Malaysia
TIFFANY & CO. KOREA HOLDING LLC
Delaware
TIFFANY KOREA LTD.
Republic of Korea
TIFFANY & CO. HOLDING II LLC
Delaware
TIFFANY & CO. OVERSEAS FINANCE B.V.
Netherlands
TIFFANY RUSSIA LLC
Russia
Overseas Finance 99.98%
Luxembourg 0.02%
TIFFANY & CO. (UK) HOLDINGS LIMITED
United Kingdom
TIFFANY & CO. (CR) S.R.O.
Czech Republic
Overseas Finance 10%
UK Holdings 90%
TCO HOLDINGS LIMITED
Dubai
TCO DAMAS ASSOCIATES LLC
Dubai
TCO Holdings 49%
TIFFANY & CO. (NZ) LIMITED
New Zealand
TIFFANY & CO. (AUSTRALIA) PTY. LTD.
Australia
TIFFANY & CO. (JEWELLERS) LIMITED
Ireland
TIFFANY & CO. NETHERLANDS B.V.
Netherlands
TIFFANY & CO. BELGIUM SPRL (3)
Belgium
TIFFANY & CO. ITALIA S.p.A.
Italy
TIFFANY & CO. CHILE SPA
Chile
TIFFANY AND COMPANY (CYPRUS) LIMITED
Cyprus
TIFFANY OF NEW YORK (SPAIN) S.L.
Spain
TIFFANY & CO. (SWITZERLAND) JEWELERS S.A.R.L.
Switzerland
TIFFANY & CO.
France
TIFFANY & CO. (GB) (4)
United Kingdom
Tiffany & Co. Denmark ApS
Denmark
TIFFANY & CO. LIMITED
United Kingdom